Exhibit 99.1

Shareholder Relations	NEWS RELEASE

288 Union Street, Rockland, MA 02370	Contact:
Chris Oddleifson
President and
Chief Executive Officer
(781) 982-6660
Denis K. Sheahan
Chief Financial Officer
(781) 982-6341
INDEPENDENT BANK CORP. REPORTS 2005 EARNINGS AND ANNOUNCES STOCK REPURCHASE PROGRAM
     Rockland, Massachusetts (January 19, 2006). Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced that net income for the quarter ended December 31, 2005 was $8.6 million, a decrease of (6.7%) from the $9.2 million reported in the fourth quarter of 2004. The decrease in earnings from the comparative quarter is primarily attributable to a $1.8 million gain on the sale of a branch that was recognized in the last quarter of 2004. On a per diluted share basis, net income for the quarter was $0.55, a decrease of $0.04 when compared to $0.59 for the quarter ended December 31, 2004. For the twelve months ended December 31, 2005, net income was $33.2 million, an increase of 7.9% from $30.8 million reported in 2004. On a per diluted share basis, 2005 net income was $2.14, an increase of $0.11 when compared to 2004 net income of $2.03.
     Comparing the three months ending December 31, 2005 to the same period in 2004 net interest income increased $529,000, or 2.0%, while net interest income for the twelve months ended December 31, 2005 increased $8.0 million, or 8.2% from the same period in 2004. The net interest margin was 3.92% and 3.88% for the three and twelve months ended December 31, 2005, respectively, as compared to 3.96% and 3.95%1 for the three and twelve months ended December 31, 2004, respectively.
     Non-interest income decreased by $1.2 million, or (15.1%), and by $1.2 million, or (4.3%), during the three and twelve months ended December 31, 2005, respectively, as compared to the same periods in 2004. Excluding the aforementioned branch sale gain of $1.8 million which was recognized in the quarter ended December 31, 2004, the Company experienced growth in non-interest income of $558,000, or 9.0% comparing the three months ended December 31, 2005 to the same period in 2004. Excluding the $1.8 million branch sale gain and $1.5 million of net security gains recognized during 2004 and $616,000 of net security sales gains recognized during 2005, non-interest income grew by $1.4 million, or 5.5%, for the year ended December 31, 2005 when compared to the prior year. See table below for reconciliation of non-interest income as adjusted.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Non-Interest Income GAAP	$6,751	$7,949	$27,150	$28,355
Less: Net Gain on Sale of Securities	—	—	616	1,458
Less: Gain on Branch Sale	—	1,756	—	1,756

Non-Interest Income as Adjusted	$6,751	$6,193	$26,534	$25,141

     The Company also experienced increases in deposit service charges, investment management, and mortgage banking revenue.

➢	Service charges on deposit accounts increased by $288,000, or 9.0%, and by $758,000, or 6.1%, for the three and twelve months ended December 31, 2005, respectively, as compared to the same periods in 2004, reflecting growth in core deposits and increased service charges on overdrafts and return check charges implemented in August of 2005.

➢	Investment management income increased by $140,000, or 12.2%, and $604,000, or 12.9%, for the three and twelve months ended December 31, 2005, respectively, compared to the same periods in 2004 due to growth in managed assets. Assets under administration at December 31, 2005 were $680.1 million an increase of $116.1 million, or 20.6% as compared to December 31, 2004.

➢	Mortgage banking income increased by $112,000, or 24.2%, and by $392,000, or 14.2%, for the three and twelve months ended December 31, 2005, respectively, as compared to the same periods in 2004 as a result of selling a higher percentage of loan production and changes in market rates favorably impacting servicing asset amortization. The balance of the mortgage servicing asset is $2.9 million and loans serviced amounted to $336.5 million as of December 31, 2005.

➢	There were no gains on sale of securities in the fourth quarter of 2005 or 2004. For the twelve months ended December 31, 2005 the gain on sales of securities totaled $616,000 a decrease of $842,000, or (57.8%), from the $1.5 million recorded in 2004.

➢	Other non-interest income increased by $60,000, or 6.9%, and decreased by $290,000, or (8.4%), for the three and twelve months ended December 31, 2005, respectively, as compared to the same periods in 2004. The decrease in the twelve month comparison is primarily due to a decrease in commercial loan prepayment fees.
     Non-interest expense decreased by $658,000, or (3.2%), and increased by $2.8 million, or 3.6%, for the three and twelve months ended December 31, 2005, respectively, as compared to the same periods in 2004.

➢	Salaries and employee benefits decreased by $589,000, or (4.6%), and increased by $3.0 million, or 6.7%, for the three and twelve months ended December 31, 2005, respectively, as compared to the same periods in 2004. The decrease from the comparative quarter is largely the result of performance based incentive compensation accrued in the fourth quarter of 2004. The year-over-year increase is the result of annual merit increases for employees, select additions to staff to support strategic initiatives, severance expense due to position eliminations of $333,000 recognized during the quarter ended December 31, 2005, an annual increase in performance based incentive compensation of $399,000 as well as increases in pension costs of $634,000 and medical insurance of $303,000.

➢	Occupancy and equipment related expense increased by $301,000, or 13.1%, and by $1.2 million, or 13.2% for the three and twelve months ended December 31, 2005, respectively, as compared to the same periods in 2004. The increase in this expense is primarily driven by facilities rent associated with the Falmouth Bancorp, Inc. acquisition which closed in mid 2004, closed branch lease buyout expense and the accelerated write-off of assets associated with these branch closings, two de novo branches, and increased depreciation expense related to a new phone system installed in 2004. Snow removal cost also increased by $165,000 on a year-over-year basis due to the inclement weather experienced in early 2005.

➢	Data processing and facilities management expense has decreased $17,000 or (1.6%), and $383,000, or (8.6%), for the three and twelve months ended December 31, 2005, respectively, compared to the same periods in 2004, as a result of a new data processing contract finalized in the latter part of 2004.

➢	Merger and acquisition expense of $684,000 related to the purchase of Falmouth Bancorp was recognized in the twelve months ended December 31, 2004. No merger and acquisition expense was recognized in 2005.

➢	Other non-interest expenses decreased by $353,000, or (7.5%), and by $321,000, or (1.7%), for the three and twelve months ended December 31, 2005, respectively, as compared to the same periods in the prior year. The decrease in other non-interest expenses for the three month period is primarily attributable to decreases in consultant fees of $359,000, computer software depreciation of $146,000, business development fees of $62,000 and contract labor expense of $58,000. Those decreases were offset by a software maintenance increase of $260,000. The decrease in the twelve month period is due to lower consultant fees of $906,000, an advertising expense decrease of $488,000, a telephone expense decrease of $392,000, and a $325,000 decrease in business development fees. These charges were offset by increases in software maintenance fees of $564,000, ATM and debit card services of $316,000 related primarily to conversion charges, and internet banking expense of $215,000.
     Total assets increased by $97.8 million, or 3.3%, from December 31, 2004 to $3.0 billion at December 31, 2005. Management is focusing on earning asset growth in the high value segments of commercial lending and variable rate home equity lines of credit, while placing less emphasis on indirect auto and portfolio residential lending and the securities portfolio. While this strategy has slowed balance sheet growth, management believes it is prudent in the current interest rate environment.

➢	Securities decreased by $101.6 million, or (12.4%), during the twelve months ending December 31, 2005. This resulted mainly from the sale of $62.9 million in longer duration securities for the twelve months ended December 31, 2005, of which $53.3 million was sold in the second quarter of 2005 and $9.6 was sold in the first quarter of 2005, in addition to a decision not to purchase securities in the current rate environment. The ratio of securities to total assets as of December 31, 2005 was 23.6% as compared to 27.8% at December 31, 2004.

➢	Total loans increased by $124.5 million, or 6.5%, during the twelve months ended December 31, 2005. Commercial loans increased by $82.8 million, or 9.2%. Consumer loans increased $38.1 million, or 7.2%, primarily due to growth in variable home equity lines of credit. The consumer — auto loan portfolio decreased by $20.8 million, or (7.3%), during the twelve months as production in this segment of the loan portfolio was de-emphasized due to narrowing spreads. Business banking loans totaled $51.4 million, representing growth of 17.6% and residential loans decreased $4.1 million, or (0.9%), during the twelve months of 2005. On a linked quarter basis the loan portfolio was essentially flat. Growth came from the commercial lending portfolio with modest growth in the variable rate residential real estate portfolio and in the home equity portfolio.
     Total deposits of $2.2 billion at December 31, 2005 increased $145.3 million, or 7.1%, compared to December 31, 2004. The Company experienced growth in core deposits of $65.4 million, or 4.1%. Time deposits increased by $79.9 million, or 17.8%, due to promotional certificate offerings. On a linked quarter basis deposits grew by 1.5%. While core consumer households have grown at an annualized rate of 8% during 2005, aggressive competition in the retail and municipal deposit businesses have offset core consumer household growth. Borrowings decreased by $67.4 million, or (10.3%), during the twelve months ended December 31, 2005.
     Stockholders’ equity at December 31, 2005 totaled $228.2 million, as compared to $210.7 million at December 31, 2004. The Tier 1 leverage capital ratio at December 31, 2005 was 7.71%, maintaining the Company’s well-capitalized position.
     Nonperforming assets totaled $3.3 million at December 31, 2005 (0.11% of total assets), as compared to $2.7 million (0.09% of total assets) reported at December 31,

2004. The allowance for loan losses increased to $26.6 million at December 31, 2005 compared to $25.2 million at December 31, 2004. The Company’s allowance for loan losses covered nonperforming loans 8.0 times at December 31, 2005 compared to 9.3 times coverage at December 31, 2004. The provision for loan losses increased by $1.2 million, or 38.3%, for fiscal year 2005 as compared to 2004 commensurate with loan growth. The Company maintained an allowance to loan ratio of 1.31% at December 31, 2005. The Company’s net charge-offs increased in the second half of 2005 primarily due to the change in the bankruptcy law. Net charge-offs in the fourth quarter of 2005 and full year 2005 amounted to $886,000 and $2.7 million, respectively, equating to 0.18% and 0.14% of average loans respectively.
     Today the Company’s Board of Directors approved a common stock repurchase program. Under the program, which is effective immediately, the Company is authorized to repurchase up to 800,000 shares, or approximately 5% of the Company’s outstanding common stock. The Company placed no deadline on the repurchase program, but expects to make open market or privately negotiated purchases from time to time. The timing and amount of stock repurchases will depend upon market conditions, securities law limitations, and other corporate considerations. The repurchase program may be modified, suspended, or terminated by the Board of Directors at any time.
     Chris Oddleifson, President and Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company, stated that; “I am pleased with our 2005 results. Our focus on the creation of long-term shareholder value through the origination of high value earning assets and the execution of our strategic initiatives have resulted in the solid earnings results experienced in 2005 and will contribute to quality earnings growth in future periods.”
     Christopher Oddleifson, President and Chief Executive Officer, and Denis K. Sheahan, Chief Financial Officer, of Independent Bank Corp., will host a conference call to discuss fourth quarter earnings at 10:00 a.m. Eastern Time on Friday, January 20, 2006. Internet access to the call is available on the Company’s website at http://www.RocklandTrust.com or by telephonic access by dial-in at 1-877-407-9205 reference: INDB. A replay of the call will be available until 11:59 p.m. on January 25, 2006 by calling 1-877-660-6853 Account Number: 286, Conference ID: 184030. The webcast replay will be available until April 20, 2006.
     Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $3.0 billion in assets. Rockland Trust Company is a full-service community bank serving southeastern Massachusetts and Cape Cod. To find out more about the products and services available at Rockland Trust Company, please visit our website at www.RocklandTrust.com.
     This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

     This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These non-GAAP measures may exclude significant gains or losses that are unusual in nature, such as securities gains. These disclosures should not be viewed as substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.
     Footnote:
      1. A contributing factor for the variance in the net interest margin between the twelve months ended December 31, 2005 and December 31, 2004 was the implementation, during the first quarter of 2004, of FIN 46R: Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 46 Revised, “Consolidation of Variable Interest Entities — an Interpretation of Accounting Research Bulletin No. 51”. FIN 46R addresses limited purpose trusts formed to issue trust preferred securities. FIN 46R required the Company to deconsolidate its two subsidiary trusts (Independent Capital Trust III and Independent Capital Trust IV) on March 31, 2004. The result of deconsolidating these subsidiary trusts is that trust preferred securities of the trusts, which were classified between liabilities and equity on the balance sheet (mezzanine section), no longer appear on the consolidated balance sheet of the Company. The related minority interest expense also is no longer included in the consolidated statement of income. Due to FIN 46R, the junior subordinated debentures of the parent company that were previously eliminated in consolidation are now included on the consolidated balance sheet within total borrowings. The interest expense on the junior subordinated debentures is included in the calculation of net interest margin of the consolidated company, negatively impacting the net interest margin by approximately 0.16% and 0.13% for the twelve months ending December 31, 2005 and 2004, respectively, on an annualized basis. There is no impact on net income as the amount of interest previously recognized as minority interest is equal to the amount of interest expense that is recognized currently in the net interest margin offset by the dividend income on the subsidiary trusts common stock recognized in other non-interest income.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands)

CONSOLIDATED BALANCE SHEETS	December 31,	December 31,	$	%	September 30,	QTD $	%
	2005	2004	Variance	Change	2005	Variance	Change
Assets
Cash and Due From Banks	$66,289	$62,961	3,328	5.29%	$71,487	(5,198)	-7.27%
Fed Funds Sold and Short Term Investments	63,662	2,735	60,927	2227.68%	1,203	62,459	5191.94%
Securities
Trading Assets	1,557	1,572	(15)	-0.95%	1,556	1	0.06%
Securities Available for Sale	581,516	680,286	(98,770)	-14.52%	604,878	(23,362)	-3.86%
Securities Held to Maturity	104,268	107,967	(3,699)	-3.43%	104,831	(563)	-0.54%
Federal Home Loan Bank Stock	29,287	28,413	874	3.08%	29,287	0	0.00%

Total Securities	716,628	818,238	(101,610)	-12.42%	740,552	(23,924)	-3.23%

Loans
Commercial and Industrial	155,081	156,260	(1,179)	-0.75%	163,276	(8,195)	-5.02%
Commercial Real Estate	683,240	613,300	69,940	11.40%	662,383	20,857	3.15%
Commercial Construction	140,643	126,632	14,011	11.06%	127,936	12,707	9.93%
Business Banking	51,373	43,673	7,700	17.63%	50,080	1,293	2.58%
Residential Real Estate	428,343	427,556	787	0.18%	419,713	8,630	2.06%
Residential Construction	8,316	7,316	1,000	13.67%	11,392	(3,076)	-27.00%
Residential Loans Held for Sale	5,021	10,933	(5,912)	-54.07%	7,216	(2,195)	-30.42%
Consumer — Home Equity	251,852	194,647	57,205	29.39%	245,293	6,559	2.67%
Consumer — Auto	263,179	283,964	(20,785)	-7.32%	275,776	(12,597)	-4.57%
Consumer — Other	53,760	52,077	1,683	3.23%	56,055	(2,295)	-4.09%

Total Loans	2,040,808	1,916,358	124,450	6.49%	2,019,120	21,688	1.07%
Less — Allowance for Loan Losses	(26,639)	(25,197)	(1,442)	5.72%	(26,455)	(184)	0.70%

Net Loans	2,014,169	1,891,161	123,008	6.50%	1,992,665	21,504	1.08%

Bank Premises and Equipment	37,431	36,449	982	2.69%	36,670	761	2.08%
Goodwill and Core Deposit Intangible	56,858	57,288	(430)	-0.75%	56,939	(81)	-0.14%
Other Assets	86,648	75,094	11,554	15.39%	84,107	2,541	3.02%

Total Assets	$3,041,685	$2,943,926	97,759	3.32%	$2,983,623	58,062	1.95%

Liabilities and Stockholders’ Equity
Deposits
Demand Deposits	$511,920	$495,500	16,420	3.31%	$529,820	(17,900)	-3.38%
Savings and Interest Checking Accounts	613,840	614,481	(641)	-0.10%	617,437	(3,597)	-0.58%
Money Market	550,677	501,065	49,612	9.90%	504,038	46,639	9.25%
Time Certificates of Deposit	529,057	449,189	79,868	17.78%	521,195	7,862	1.51%

Total Deposits	2,205,494	2,060,235	145,259	7.05%	2,172,490	33,004	1.52%

Federal Home Loan Bank Borrowings	417,477	537,919	(120,442)	-22.39%	423,505	(6,028)	-1.42%
Fed Funds Purchased and Assets Sold
Under Repurchase Agreements	113,335	61,533	51,802	84.19%	90,349	22,986	25.44%
Junior Subordinated Debentures	51,546	51,546	0	0.00%	51,546	—	0.00%
Treasury Tax and Loan Notes	5,452	4,163	1,289	30.96%	1,443	4,009	277.82%

Total Borrowings	587,810	655,161	(67,351)	-10.28%	566,843	20,967	3.70%

Total Deposits and Borrowings	2,793,304	2,715,396	77,908	2.87%	2,739,333	53,971	1.97%
Other Liabilities	20,229	17,787	2,442	13.73%	20,985	(756)	-3.60%
Stockholders’ Equity	228,152	210,743	17,409	8.26%	223,305	4,847	2.17%

Total Liabilities and Stockholders’ Equity	$3,041,685	$2,943,926	97,759	3.32%	$2,983,623	58,062	1.95%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited - Dollars in Thousands)

CONSOLIDATED STATEMENTS OF INCOME	Three Months Ended				Twelve Months Ended
	December 31,			Percent	December 31,			Percent
	2005	2004	Variance	Change	2005	2004	Variance	Change

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$378	$8	370	4625.00%	$515	$17	498	2929.41%
Interest and Dividends on Securities	8,106	8,968	(862)	-9.61%	33,905	34,366	(461)	-1.34%
Interest on Loans	32,350	27,480	4,870	17.72%	121,241	100,230	21,011	20.96%

Total Interest Income	40,834	36,456	4,378	12.01%	155,661	134,613	21,048	15.64%

INTEREST EXPENSE
Interest on Deposits	7,809	4,833	2,976	61.58%	25,758	18,925	6,833	36.11%
Interest on Borrowed Funds	6,114	5,241	873	16.66%	24,060	17,872	6,188	34.62%

Total Interest Expense	13,923	10,074	3,849	38.21%	49,818	36,797	13,021	35.39%

Net Interest Income	26,911	26,382	529	2.01%	105,843	97,816	8,027	8.21%
Less — Provision for Loan Losses	1,070	769	301	39.14%	4,175	3,018	1,157	38.34%

Net Interest Income after Provision for Loan Losses	25,841	25,613	228	0.89%	101,668	94,798	6,870	7.25%

NON-INTEREST INCOME
Service Charges on Deposit Accounts	3,492	3,204	288	8.99%	13,103	12,345	758	6.14%
Investment Management Services Income	1,288	1,148	140	12.20%	5,287	4,683	604	12.90%
Mortgage Banking Income	575	463	112	24.19%	3,155	2,763	392	14.19%
BOLI Income	472	514	(42)	-8.17%	1,831	1,902	(71)	-3.73%
Net Gain on Sale of Securities	—	—	—	0.00%	616	1,458	(842)	-57.75%
Gain on Branch Sale	—	1,756	(1,756)	-100.00%	—	1,756	(1,756)	-100.00%
Other Non-Interest Income	924	864	60	6.94%	3,158	3,448	(290)	-8.41%

Total Non-Interest Income	6,751	7,949	(1,198)	-15.07%	27,150	28,355	(1,205)	-4.25%

NON-INTEREST EXPENSE
Salaries and Employee Benefits	12,154	12,743	(589)	-4.62%	47,912	44,899	3,013	6.71%
Occupancy and Equipment Expenses	2,604	2,303	301	13.07%	10,070	8,894	1,176	13.22%
Data Processing and Facilities Management	1,068	1,085	(17)	-1.57%	4,091	4,474	(383)	-8.56%
Merger and Acquisition Expense	—	—	—	0.00%	—	684	(684)	-100.00%
Other Non-Interest Expense	4,330	4,683	(353)	-7.54%	18,419	18,740	(321)	-1.71%

Total Non-Interest Expense	20,156	20,814	(658)	-3.16%	80,492	77,691	2,801	3.61%

Minority Interest	—	—	0	0.00%	—	1,072	(1,072)	-100.00%

INCOME BEFORE INCOME TAXES	12,436	12,748	(312)	-2.45%	48,326	44,390	3,936	8.87%

PROVISION FOR INCOME TAXES	3,872	3,565	307	8.61%	15,121	13,623	1,498	11.00%

NET INCOME	$8,564	$9,183	(619)	-6.74%	$33,205	$30,767	2,438	7.92%

BASIC EARNINGS PER SHARE	$0.56	$0.60		-6.67%	$2.16	$2.06		4.85%
DILUTED EARNINGS PER SHARE	$0.55	$0.59		-6.78%	$2.14	$2.03		5.42%
BASIC AVERAGE SHARES	15,402,690	15,311,051		0.60%	15,378,187	14,963,155		2.77%
DILUTED AVERAGE SHARES	15,534,090	15,531,126		0.02%	15,521,915	15,154,428		2.42%

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.92%	3.96%		-1.01%	3.88%	3.95%		-1.77%
Return on Average Assets	1.14%	1.26%		-9.52%	1.11%	1.13%		-1.77%
Return on Average Equity	15.17%	17.69%		-14.25%	15.10%	16.27%		-7.19%

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited — Dollars in Thousands)

		Three Months Ended December 31,
		2005			2004
			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:

Federal Funds Sold and Short Term
Investments	$63,662	$37,445	$378	4.04%	$1,630	$8	1.96%
Securities:
Trading Assets	1,557	1,556	8	2.06%	1,494	16	4.28%
Taxable Investment Securities	651,034	663,568	7,423	4.47%	748,175	8,289	4.43%
Non-taxable Investment Securities (1)	64,037	64,053	1,038	6.48%	62,788	1,020	6.50%

Total Securities:	716,628	729,177	8,469	4.65%	812,457	9,325	4.59%
Loans (1)	2,040,808	2,028,820	32,450	6.40%	1,898,874	27,567	5.81%

Total Interest-Earning Assets	$2,821,098	$2,795,442	$41,297	5.91%	$2,712,961	$36,900	5.44%

Cash and Due from Banks	66,289	67,357			70,701
Other Assets	154,298	149,964			137,050

Total Assets	$3,041,685	$3,012,763			$2,920,712

Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$613,840	$609,707	$1,005	0.66%	$611,090	$691	0.45%
Money Market	550,677	530,849	2,953	2.23%	522,479	1,761	1.35%
Time Deposits	529,057	529,907	3,851	2.91%	465,799	2,381	2.04%

Total interest-bearing deposits:	1,693,574	1,670,463	7,809	1.87%	1,599,368	4,833	1.21%
Borrowings:
Federal Home Loan Bank Borrowings	$417,477	$419,572	$4,458	4.25%	$458,475	$3,930	3.43%
Federal Funds Purchased and Assets Sold
Under Repurchase Agreement	113,335	98,388	527	2.14%	69,150	186	1.08%
Junior Subordinated Debentures	51,546	51,546	1,117	8.67%	51,546	1,117	8.67%
Treasury Tax and Loan Notes	5,452	1,471	12	3.26%	3,230	8	0.99%

Total Borrowings:	587,810	570,977	6,114	4.28%	582,401	5,241	3.60%

Total Interest-Bearing Liabilities	$2,281,384	$2,241,440	$13,923	2.48%	$2,181,769	$10,074	1.85%

Demand Deposits	511,920	525,807			514,194

Other Liabilities	20,229	19,766			17,144

Total Liabilities	$2,813,533	$2,787,013			$2,713,107
Stockholders’ Equity	228,152	225,750			207,605

Total Liabilities and Stockholders’ Equity	$3,041,685	$3,012,763			$2,920,712

Net Interest Income			$27,374			$26,826

Interest Rate Spread (2)				3.43%			3.59%

Net Interest Margin (2)				3.92%			3.96%

Supplemental Information:
Total Deposits, including Demand Deposits	$2,205,494	$2,196,270	$7,809		$2,113,562	$4,833
Cost of Total Deposits				1.42%			0.91%
Total Funding Liabilities, including Demand Deposits	$2,793,304	$2,767,247	$13,923		$2,695,963	$10,074
Cost of Total Funding Liabilities				2.01%			1.49%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $463 for the three months ended December 31, 2005 and $444 for the three months ended December 31, 2004.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities. Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited — Dollars in Thousands)

		Twelve Months Ended December 31,
		2005			2004
			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate

Interest-earning Assets:

Federal Funds Sold and Short Term
Investments	$63,662	$14,023	$515	3.67%	$750	$17	2.27%
Securities:
Trading Assets	1,557	1,548	36	2.33%	1,507	48	3.19%
Taxable Investment Securities	651,034	708,043	31,188	4.40%	712,663	31,549	4.43%
Non-taxable Investment Securities (1)	64,037	62,771	4,126	6.57%	64,215	4,261	6.64%

Total Securities:	716,628	772,362	35,350	4.58%	778,385	35,858	4.61%
Loans (1)	2,040,808	1,987,591	121,605	6.12%	1,743,844	100,560	5.77%

Total Interest-Earning Assets	$2,821,098	$2,773,976	$157,470	5.68%	$2,522,979	$136,435	5.41%

Cash and Due from Banks	66,289	65,703			68,024
Other Assets	154,298	144,747			120,550

Total Assets	$3,041,685	$2,984,426			$2,711,553	$

Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$613,840	$599,797	3,037	0.51%	$570,661	$2,800	0.49%
Money Market	550,677	519,461	9,549	1.84%	456,970	5,871	1.28%
Time Deposits	529,057	510,611	13,172	2.58%	478,037	10,254	2.15%

Total interest-bearing deposits:	1,693,574	1,629,869	25,758	1.58%	1,505,668	18,925	1.26%
Borrowings:
Federal Home Loan Bank borrowings	$417,477	$468,821	$18,162	3.87%	$407,836	$13,900	3.41%
Federal Funds Purchased and Assets Sold
Under Repurchase Agreement	113,335	80,074	1,389	1.73%	61,199	589	0.96%
Junior Subordinated Debentures	51,546	51,546	4,469	8.67%	38,871	3,364	8.65%
Treasury Tax and Loan Notes	5,452	1,653	40	2.42%	3,154	19	0.60%

Total borrowings:	587,810	602,094	24,060	4.00%	511,060	17,872	3.50%

Total Interest-Bearing Liabilities	$2,281,384	$2,231,963	$49,818	2.23%	$2,016,728	$36,797	1.82%

Demand Deposits	511,920	514,611			478,073

Company-Obligated Mandatorily Redeemable
Securities of Subsidiary Holding Solely Parent
Company Debentures of the Corporation	—	—			11,769
Other Liabilities	20,229	17,897			15,849

Total Liabilities	$2,813,533	$2,764,471			$2,522,419
Stockholders’ Equity	228,152	219,955			189,134

Total Liabilities and Stockholders’ Equity	$3,041,685	$2,984,426			$2,711,553

Net Interest Income			$107,652			$99,638

Interest Rate Spread (2)				3.45%			3.59%

Net Interest Margin (2)				3.88%			3.95%

Supplemental Information:
Total Deposits, including Demand Deposits	$2,205,494	$2,144,480	$25,758		$1,983,741	$18,925
Cost of Total Deposits				1.20%			0.95%
Total Funding Liabilities, including Demand Deposits	$2,793,304	$2,746,574	$49,818		$2,494,801	$36,797
Cost of Total Funding Liabilities				1.81%			1.47%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $1,809 for the twelve months ended December 31, 2005 and $1,822 for the twelve months ended December 31, 2004.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities. Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	As Of
	December 31,	December 31,
Asset Quality	2005	2004

Nonperforming Loans	3,339	2,702
Nonperforming Assets	3,339	2,702
Net charge-offs (year to date)	2,733	1,853
Net charge-offs to average loans (annualized)	0.14%	0.11%
Loans 90 days past due & still accruing	227	245
Nonperforming Loans/Gross Loans	0.16%	0.14%
Allowance for Loan Losses/Nonperforming Loans	797.81%	932.53%
Loans/Total Deposits	92.53%	93.02%
Allowance for Loan Losses/Total Loans	1.31%	1.31%

Financial Ratios
Book Value per Share	$14.80	$13.75
Tangible Capital/Tangible Asset	5.74%	5.32%
Tangible Capital/Tangible Asset (proforma to include the deductibility of goodwill)	6.23%	5.82%
Tangible Book Value per Share	$11.11	$10.01
Tangible Book Value per Share (proforma to include the deductibility of goodwill)	$12.05	$10.96

Capital Adequacy
Tier one leverage capital ratio (1)	7.71%	7.06%
(1) Estimated number for December 31, 2005